The Thaxton Group, Inc.
                             1524 Pageland Highway
                        Lancaster, South Carolina 29720



                       SUBORDINATED DAILY NOTE - SERIES D
                       -----------------------------------


Date of Issue                                    Note Number

FOR VALUE RECEIVED, The Thaxton Group, Inc., (the "Issuer") hereby promises to pay the principal amount of _______________________________________________, together with accrued interest, upon any redemption date as provided herein, to:
______________________________________________________

                                 Social Security
                                or Employer I.D.

(the "Holder"), or registered assigns, in the manner provided for on the reverse side hereof.

This Subordinated Daily Note (the "Daily Note") shall bear interest on the unpaid principal amount at the initial rate of _________________________. This rate may fluctuate as described on the reverse side hereof.

ISSUANCE UNDER INDENTURE.    This Daily Note is one of a series of a duly
authorized issue of securities of the Issuer (each a "Security" and, together, the "Securities") issued and to be issued under an Indenture, dated as of February 17, 1998 (herein call the "Indenture") between the Issuer and The Bank of New York, as Trustee (herein called the "Trustee" which term includes any successor Trustee under the Indenture) to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

Reference is made to the further provisions of this Daily Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee, either directly or through an Authenticating Agent, by the manual or facsimile signature of an authorized signer, this Daily Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.








THIS SECURITY IS NOT A DEPOSIT, SAVINGS ACCOUNT OR AN OBLIGATIONS OF AN INSURED DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC) OR ANY OTHER GOVERNMENTAL AGENCY.

    ATTEST:                             THE THAXTON GROUP, INC

By:___________________________          By:_______________________________
   Allan F. Ross, Secretary                        James D. Thaxton
                                                Chairman of the Board,
                                              President and Chief Executive
                                                        Officer

Authentication Certificate:

This Term Note is one of the series of Securities referred to in the within-mentioned Indenture.

                                             The Bank of New York, as Trustee

                                            __________________________________
                                                    Authorized Agent

     PAYMENT AND INTEREST ACCRUAL. Payment of the principal of and interest on this Daily Note upon a full or partial redemption by the holder of the Issuer, and interest thereon shall be made on a Business Day in lawful money of the United States at the principal office of The Thaxton Group, Inc. 1524 Pageland Highway, Lancaster, South Carolina 29720, or at such other place as the Issuer may designate to the Holder in writing ("Place of Payment"); provided, however, that any such payment may be made, at the option of the Issuer, by check mailed to the registered address of the Holder. Upon payment or tender of payment of the full principal amount and accrued interest thereon, this Daily Note shall be surrendered to the Issuer for cancellation at the Place of Payment. Unless otherwise agreed in writing by the Issuer, interest hereon shall cease to accrue, and the Issuer shall have no further liability with respect thereto, upon payment (or tender of payment in the aforesaid manner) of the full principal amount hereof and accrued interest thereon.

     INTEREST RATE AND INTEREST RATE ADJUSTMENT. The interest rate will be determined by the Issuer and may fluctuate on a monthly basis. The interest rate shall no be less than 3% below nor more than 5% above the rate established for the most recent auction average of United States Treasury Bills with maturities of 13 weeks but in no event will the rate of interest payable be less than 2% nor more than 12% per annum. Any adjustment to the interest rate will be determined in accordance with the provisions of the preceeding sentence on the last Business Day of each month, shall be effective on the first day of the following month and shall remain in effect until next adjusted by the Issuer. The Issuer shall notify the Holder promptly by first class mail of any adjustment in the interest rate.

     OPTIONAL REDEMPTION BY ISSUER. This Daily Note is subject to redemption upon not less than 30 days notice by first class mail, at any time, as a whole or in part, at the election of the Issuer, without premium, together with accrued interest to the date fixed for redemption in such notice. Each partial redemption payment shall be made as provided in the Indenture on the Outstanding Securities of this series of the Securities called for redemption.

     REDEMPTION BY HOLDER. The Holder shall have the right at its option to redeem this Daily Note, in whole or in part, on any Business Day. Holders shall also have the right to make partial redemptions; provided, however, that upon a partial redemption, a minimum outstanding principal amount of $50 must be maintained. The Issuer retains the absolute right to require the Holder at any time (including the time at which the Holder may otherwise request a full or partial redemption of this Daily Note), to give the Issuer no less than 30 days prior written notice by first class mail of a redemption demanded by the Holder which notice shall specify the principal amount of the Daily Note to be redeemed and the redemption date which shall be a Business Day.

     RECORDATIONS OF ADDITIONS OR PARTIAL REDEMPTIONS. Upon presentation of this Daily Note at a Place of Payment, the Issuer, or the Issuer's agent, will, for the Holder's convenience, record on the register that is a part hereof any adjustments to the original principal amount of this Daily Note, such as additional purchases or partial redemptions.

     ASSIGNMENT. As provided in the Indenture and subject to certain limitations set forth therein, this Daily Note shall not be transferable to any person except by endorsement and delivery by the Holder, or his duly authorized representative at any Place of Payment referred to above and, upon surrender to the Issuer with proper endorsement, a new instrument of like tenor shall be issued in the name of the transferee. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless and until transferred in the manner aforesaid, the Issuer, the Trustee and any agent or either of them, may treat the Holder whose name or names appear on the face of this instrument as the absolute owner hereof for all purposes and neither the Issuer, the Trustee nor any Paying Agent shall be affected by notice to the contrary. If this Security is payable to two or more persons, they shall be deemed to be joint tenants with right of survivorship and any and all payments hereon shall be made to either, or the survivor of them.

     SUBORDINATION. THE INDEBTEDNESS EVIDENCED BY THIS DAILY NOTE IS, TO THE EXTENT AND IN THE MANNER PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT
IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE) OF THE ISSUER, WHETHER OUTSTANDING AT THE DATE OF THE INDENTURE OR THEREAFTER INCURRED. EACH HOLDER OF THIS DAILY NOTE, BY HIS ACCEPTANCE HEREOF, AGREES TO AND SHALL BE BOUND BY ALL THE PROVISIONS OF THE INDENTURE RELATING TO SUCH SUBORDINATION.

     EVENT OF DEFAULT. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     WHEN PAYMENT DATE IS NOT A BUSINESS DAY. In any case where any redemption date shall not be a Business Day at any Place of Payment, then
(notwithstanding any other provision of this Daily Note) payment of principal and interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the redemption date, provided that no interest shall accrue for the period from and after such redemption date.

     ISSUABLE IN REGISTERED FORM ONLY. This Daily Note is one of a series of Securities issuable only in registered form without coupons.

     DEFINED TERMS. All capitalized terms in this Daily Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.


                       Initial Purchase/Register Balance

     This Daily Note Register is provided for the convenience of the Holder. Entries may be made only by an authorized agent of the Issuer to reflect additional purchases of redemptions. The Issuer will not be liable for any transaction unless an entry is made hereon by an authorized agent of the Issuer. The Holder will receive statements on a monthly basis which will include all transactions for the period.

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                          Received/Paid
 Transaction Date             By                Redemptions           Purchases
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